EXHIBIT 99.1

BigBand Announces First Quarter 2011 Results

REDWOOD CITY, Calif., April 28, 2011—BigBand Networks, Inc.  (NASDAQ: BBND), a leader in digital video networking, today reported financial results for the first quarter ended March 31, 2011.

For the first quarter, total revenues were $18.4 million. This compares to revenues of $32.2 Million reported in the first quarter of 2010.  GAAP net loss for the first quarter of 2011 was $12.8 million, or ($0.18) per share, compared to GAAP net loss of $8.8 million, or ($0.13) per share, reported in the first quarter of 2010.

On a non-GAAP basis, the Company reported a net loss of $8.0 million, or ($0.11) per share, in the first quarter of 2011, which compares to a non-GAAP net loss of $5.0 million, or ($0.07) per share, reported in the first quarter of 2010.  First quarter 2011 non-GAAP results exclude $2.0 million of restructuring charges and $2.8 million in stock-based compensation expense and related income taxes.

The GAAP to non-GAAP reconciling items, for the quarters ended March 31, 2011 and 2010 can be found in “The Reconciliations of GAAP to Non-GAAP Financial Measures” attached to this press release.

The Company ended the first quarter of 2011 with $136.3 million in cash, cash equivalents and marketable securities.

“During the quarter we executed on our strategic priorities. We are encouraged by the recent progress we have made with customer trials and are pleased with our MSP-based solutions, which are being well received by our customers. We expect our new solutions to contribute to revenues in the second half of 2011 and beyond,” said Amir Bassan-Eskenazi, President and CEO of BigBand Networks.

Second Quarter 2011 Business Outlook
For the second quarter of 2011, management provides the following outlook:

•	Net revenues are expected to be in the range of $18 million to $20 million
•	GAAP net loss per share is expected to be in the range of ($0.13) to ($0.15)
•	Non-GAAP net loss per share is expected to be in the range of ($0.09) to ($0.11)

The following table shows our non-GAAP outlook for the quarter ending June 30, 2011 reconciled to our GAAP outlook. Our non-GAAP outlook excludes stock-based compensation charges.

	Estimated loss per Share
	Low	High
GAAP net loss	$(0.13)	$(0.15)
Stock-based compensation	0.04	0.04
Non-GAAP net loss	$(0.09)	$(0.11)

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense or restructuring charges and related taxes in managing our operations. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation is that this charge is non-cash in nature. We exclude restructuring charges as they are one-time events.  As a result, we use calculations of non-GAAP operating loss, net loss, net loss per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.

As a result, our management believes it is useful, for itself and investors, to have access to both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables readers of these financial results to have a better understanding of the overall performance of our ongoing business operations in the periods presented.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for April 28, 2011
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +1-877-941-2322 for the U.S. or Canada and +1-480-629-9715 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on April 28, 2011 until 11:59 p.m. Pacific Time on May 5, 2011, by dialing +1-800-406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4433883#.

Cautionary Statement
The statements in this release regarding recent progress with customer trials, being pleased with our MSP-based solutions, expecting our new solutions to contribute to revenues in the second half of 2011 and beyond, and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending June 30, 2011 (including revenues, stock based compensation and net loss per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, changes in demand for video services, the market acceptance of our products; the financial strengths of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K for fiscal year 2010 and other reports it files with the SEC. You can obtain copies of the reports on the SEC's Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this April 28, 2011 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks
BigBand Networks, Inc. [NASDAQ: BBND] provides broadband service providers with innovative digital video networking solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand's video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks has done business with more than 200 customers in North America, Asia and Europe -- including seven of the ten largest cable and telco service providers in North America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

BigBand Networks' brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com

Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of March 31,	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$15,671	$21,537
Marketable securities	120,649	122,012
Total cash, cash equivalents and marketable securities	136,320	143,549
Accounts receivable, net	8,729	5,001
Inventories, net	12,474	11,117
Prepaid expenses and other current assets	3,710	4,190
Total current assets	161,233	163,857

Property and equipment, net	6,872	8,088
Goodwill	1,656	1,656
Other non-current assets	6,779	7,170
Total assets	$176,540	$180,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,935	$4,656
Accrued compensation and related benefits	6,605	5,178
Current portion of deferred revenues, net	19,894	18,143
Current portion of other liabilities	4,333	4,266
Total current liabilities	38,767	32,243

Deferred revenues, net, less current portion	7,545	8,327
Other liabilities, less current portion	1,582	1,692
Accrued long-term Israeli severance pay	4,842	4,376

Stockholders’ equity:
Common stock	70	70
Additional paid-in-capital	301,740	299,003
Accumulated other comprehensive (loss) income	(11)	253
Accumulated deficit	(177,995)	(165,193)
Total stockholders’ equity	123,804	134,133
Total liabilities and stockholders’ equity	$176,540	$180,771

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2011	2010

Net revenues:
Products	$9,529	$24,881
Services	8,836	7,354
Total net revenues	18,365	32,235

Cost of net revenues:
Products	5,766	13,924
Services	3,043	3,277
Total cost of net revenues	8,809	17,201
Gross profit	9,556	15,034

Operating expenses:
Research and development	11,383	13,492
Sales and marketing	5,112	6,050
General and administrative	3,814	4,526
Restructuring charges	2,007	-
Total operating expenses	22,316	24,068

Operating loss	(12,760)	(9,034)
Interest income	206	515
Other expense, net	(30)	(88)
Loss before provision for income taxes	(12,584)	(8,607)
Provision for income taxes	218	162
Net loss	$(12,802)	$(8,769)

Basic net loss per common share	$(0.18)	$(0.13)
Diluted net loss per common share	$(0.18)	$(0.13)

Shares used in GAAP basic net loss per common share	69,842	67,313
Shares used in GAAP diluted net loss per common share	69,842	67,313

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31, 2011
	GAAP Results	Stock-based Compensation and Income Taxes	Restructuring charges	Non-GAAP Results

Net revenues:
Products	$9,529	$-	$-	$9,529
Services	8,836	-	-	8,836
Total net revenues	18,365	-	-	18,365

Cost of net revenues:
Products	5,766	(197)	-	5,569
Services	3,043	(219)	-	2,824
Total cost of net revenues	8,809	(416)	-	8,393
Gross profit	9,556	416	-	9,972

Operating expenses:
Research and development	11,383	(1,105)	-	10,278
Sales and marketing	5,112	(368)	-	4,744
General and administrative	3,814	(799)	-	3,015
Restructuring charges	2,007	-	(2,007)	-
Total operating expenses	22,316	(2,272)	(2,007)	18,037

Operating loss	(12,760)	2,688	2,007	(8,065)
Interest income	206	-	-	206
Other expense	(30)	-	-	(30)
Loss before provision for income taxes	(12,584)	2,688	2,007	(7,889)
Provision for income taxes	218	(92)	-	126
Net loss	$(12,802)	$2,780	$2,007	$(8,015)

Basic net loss per common share	$(0.18)			$(0.11)
Diluted net loss per common share	$(0.18)			$(0.11)

Shares used in basic net loss per common share	69,842			69,842
Shares used in diluted net loss per common share	69,842			69,842

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2011	2010

GAAP and Non-GAAP net revenues as reported	$18,365	$32,235

GAAP cost of net revenues as reported	$8,809	$17,201
Stock-based compensation expense	(416)	(566)
Non-GAAP cost of net revenues	$8,393	$16,635

GAAP gross profit as reported	$9,556	$15,034
Stock-based compensation expense	416	566
Non-GAAP gross profit	$9,972	$15,600

As a percentage of net revenues:
GAAP gross profit as reported	52.0%	46.6%
Non-GAAP gross profit	54.3%	48.4%

GAAP operating loss as reported	$(12,760)	$(9,034)
Stock-based compensation expense:
- Cost of net revenues	416	566
- Research and development	1,105	1,322
- Sales and marketing	368	669
- General and administrative	799	1,201
Restructuring charges	2,007	-
Non-GAAP operating loss	$(8,065)	$(5,276)

GAAP net loss as reported	$(12,802)	$(8,769)
Stock-based compensation expense	2,688	3,758
Restructuring charges	2,007	-
Tax benefits (adjustments)	92	(21)
Non-GAAP net loss	$(8,015)	$(5,032)

Basic Non-GAAP net loss per common share	$(0.11)	$(0.07)
Diluted Non-GAAP net loss per common share	$(0.11)	$(0.07)

Shares used in Basic Non-GAAP net loss per common share	69,842	67,313

Shares used in Diluted Non-GAAP net loss per common share	69,842	67,313